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                                                                    Exhibit 10.2


                                EMPLOYEE
           PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT


                                                                          , 1996
                                                        -------------  ---

Triangle Pharmaceuticals, Inc.
4 University Place
4611 University Drive
Durham, NC 27707

     The following confirms an agreement between me and Triangle
Pharmaceuticals, Inc., a Delaware corporation (the "Company"), which is a material part of the consideration for my employment by the Company:

     1. I understand that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited to, information about trade secrets, computer programs, designs, technology, ideas, mailing lists, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, the salaries and terms of compensation of other employees, customers and other information concerning the Company's actual or anticipated business, research and development, or which is received in confidence by or for the Company from any other person. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information.

     2. I understand that the Company possesses or will possess "Company Materials" which are important to its business. For purposes of this Agreement, "Company Materials" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such information concerning the business operations or plans of the Company, whether such documents have been prepared by me or by others. "Company Materials" includes, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, mailing lists, computer disks, tapes, or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

     3. In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

     (a) All Proprietary Information and all title, patents rights, copyrights, mask work rights, trade secrets rights and other intellectual property and rights anywhere in the world (collectively


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"Rights") in connection therewith shall be the sole property of the
Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust an will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company expect as may be necessary and appropriate in the ordinary course of performing my duties to the Company. Nothing contained herein will prohibit an employee from disclosing to anyone the amount of his or her wages.

     (b) All Company materials shall be the sole property of the Company. I agree that during my employment by the Company, I will not remove any Company Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation, (ii) my personal copies of any materials previously distributed generally to shareholders of the Company, and (iii) my copy of this Agreement.

     (c) I will promptly disclose in writing to my immediate supervisor or to any persons designated by the Company, all "Inventions" (which term includes improvements, inventions, works of authorship, trade secrets, technology, computer programs, formulas, compositions, ideas, designs, processes, techniques, know-how and data, whether or not patentable) made or conceived or reduced to practice or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment. I will also disclose to the President of the Company of the Company Inventions conceived, reduced to practice, or developed by me within six (6) months of the termination of my employment with the Company; such disclosures shall be received by the Company in confidence (to the extent they are not assigned in (d) below) and do not extend the assignment made in Section (d) below. The immediately foregoing sentence does not require disclosures that would violate the rights of subsequent employers. I will not disclose
Inventions covered by Section 3(d) to any person outside the Company unless I am requested to do so by management personnel of the Company.

     (d) I agree that all Inventions which I make, conceive, reduce to practice or develop (in whole or in part, wither alone or jointly with others) during my employment shall be the sole property of the Company to the maximum extent permitted by Section 66-57.1 of North Carolina Commerce and Business Code, a copy of which is attached hereto as ATTACHMENT A and I hereby assign such Inventions and all Rights therein to the Company. No assignment in this Agreement shall extend to inventions, the assignment of which is prohibited by Commerce and Business Code section 66-57.1. The Company shall be the sole owner of all Rights in connections therewith. I have reviewed the provisions of Commerce and Business Code section 66-57.1 as set forth in ATTACHMENT B (the "Limited Exclusion Notification") and I agree that my signature on


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the Limited Exclusion Notification acknowledges receipt of the notification.

     (e) I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or my assignment with respect to such Inventions in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceeding. I hereby irrevocably designate and appoint the Company and it duly authorized officers and agents, as my agents and attorney-in-fact to act for and in my behalf and instead of me, to execute and file documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.

     (f) Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be know as or referred to as "moral rights" (collectively, "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.

     (g) I understand that the assignment by me of Inventions under this Agreement does not apply to any Inventions which are owned or controlled by me prior to the commenecment of my employment by the Company (all of which are set forth on Attachment B hereto).

     (h) During the term of my employment and for a one (1) year thereafter, I will not encourage or solicit any employee or consultant to the Company to leave the Company for any reason. During the term of my employment, I will not solicit the business of any client or customer of the Company (other that on behalf of the Company). However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

     (i) I agree that during my employment with the Company I will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, and I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. The provisions of this paragraph shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while I am employed by the Company.

     (j) If any restriction set forth in Section 3(b) or 3(i) are found by any court of competent jurisdiction to be unenforceable because they extend for too long a period of time or over too great a range of activities or in too broad a geographic area, they shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which they may be enforceable.

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    (k)    I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company.

    (l) I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished documents or any property belonging to my former or concurrent employers or companies unless consented to in writing by said employers or companies.

    4. I agree that this Agreement is not an employment contract and that, unless otherwise specifically stated in an employment agreement between me and the Company, I have the right to resign and the Company had the right to terminate my employment at any time, for any reason, without cause.

    5. I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company I have obligations to the Company which are not set forth in this Agreement.

    6.    I agree that my obligations under Section 3(a) through 3(f) and
Section 3(h) of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communication my obligations under this Agreement to any future employer or potential employer of mine.

    7. I agree that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Delaware without regard to the conflict of laws provision thereof. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Durham or Wake County, North Carolina, for any lawsuit filed there against me by the Company arising from or relating to this Agreement. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable Delaware law, such illegal or unenforceable portion(s) shall be limited or excluded form this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and be enforceable in accordance with its terms.

    8. This Agreement shall be effective as of the date I execute this Agreement and shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

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     9.   This Agreement can only be modified by a subsequent written agreement executed by the President of the Company and me.

     10. In the event I leave the employment of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

     I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.




Dated as of:                         , 19
             ------------------------    ----


                                        ----------------------------------------
                                        Employee's Signature

                                        Printed Name:

                                        ----------------------------------------

                                        Address:
                                                 -------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

Accepted and Agreed:

Triangle Pharmaceuticals, Inc.,
a Delaware corporation


By:
   -------------------------------------

Its:
    ------------------------------------







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                                 ATTACHMENT A
                                 ------------

                        LIMITED EXCLUSION NOTIFICATION



SECTION 66-57.1 Employee's right to certain inventions

     Any provision in an employment agreement which provides that the employees shall assign or offer to assign any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employee equipment, supplies, facility or trade secret information except for those inventions that
(i) relate to the employer's business or actual or demonstrably anticipated research and development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and is unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this section.




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                                 ATTACHMENT B
                                 ------------


Triangle Pharmaceuticals, Inc.
4 University Place
4611 University Drive
Durham, NC 27707

Gentlemen:

     1. The following is a complete list of Inventions relevant to the subject matter of my employment by Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to clarify are not subject to Company's Proprietary Information and Inventions Agreement.

          No Inventions
- --------
          See below:
- --------






          Additional sheets attached
- --------

     2. I propose to bring my employment the following materials and documents of a former employer:

          No materials or documents
- --------

          See below:
- --------








                                        ----------------------------------------
                                        Employee



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